Exhibit 99

News Release	Contact:	Cindy Anderson (Media)
571-550-1814
cindy.anderson@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Second Quarter 2024 Financial Results
•Net awards of $15.1 billion; book to bill of 1.5x
•Sales increase 7 percent to $10.2 billion
•Operating income increases 13 percent driven by strong performance and cost efficiencies
•Diluted earnings per share increase 19 percent to $6.36
•Operating cash flow of $1.4 billion; free cash flow1 increases 80 percent to $1.1 billion
•Company raises 2024 sales guidance to $41.0 - $41.4 billion and MTM-adjusted EPS1 guidance to $24.90 - $25.30

FALLS CHURCH, Va. – July 25, 2024 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2024 sales increased 7 percent to $10.2 billion, as compared with $9.6 billion in the second quarter of 2023. Second quarter 2024 sales reflect continued strong demand for our products and services. Second quarter 2024 net earnings totaled $940 million, or $6.36 per diluted share, as compared with $812 million, or $5.34 per diluted share, in the second quarter of 2023.
“The Northrop Grumman team extended our strong performance into the second quarter with continued double-digit earnings growth, fueled in part by a 7 percent sales increase and expanding operating income. Our diverse portfolio includes capabilities in high demand and we have invested to create capacity and drive productivity to deliver differentiated capabilities for our customers,” said Kathy Warden, chair, chief executive officer and president. “We are laser focused on performance and continue to expand profitability through the deliberate actions we are taking. With strong support for our programs, growing global orders for our products, and solid execution in our business, we are increasing our revenue and EPS guidance for the year.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30			Six Months Ended June 30
$ in millions, except per share amounts	2024	2023	Change	2024	2023	Change
Sales
Aeronautics Systems	$2,963	$2,595	14%	$5,932	$5,110	16%
Defense Systems	1,513	1,420	7%	2,925	2,796	5%
Mission Systems	2,773	2,641	5%	5,432	5,204	4%
Space Systems	3,573	3,488	2%	7,228	6,838	6%
Intersegment eliminations	(604)	(568)		(1,166)	(1,071)
Total sales	10,218	9,576	7%	20,351	18,877	8%
Operating income
Aeronautics Systems	295	278	6%	592	515	15%
Defense Systems	204	166	23%	381	326	17%
Mission Systems	361	401	(10%)	739	761	(3%)
Space Systems	324	283	14%	656	596	10%
Intersegment eliminations	(83)	(76)		(163)	(144)
Segment operating income[1]	1,101	1,052	5%	2,205	2,054	7%
Segment operating margin rate[1]	10.8%	11.0%	(20) bps	10.8%	10.9%	(10) bps
FAS/CAS operating adjustment	6	(21)	NM	12	(42)	NM
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(24)	(31)	(23%)	(49)	(61)	(20%)
Other unallocated corporate income (expense)	7	(33)	NM	(7)	(37)	(81%)
Unallocated corporate expense	(17)	(64)	(73%)	(56)	(98)	(43%)
Total operating income	$1,090	$967	13%	$2,161	$1,914	13%
Operating margin rate	10.7%	10.1%	60 bps	10.6%	10.1%	50 bps
Interest expense	(154)	(147)	5%	(300)	(276)	9%
Non-operating FAS pension benefit	167	133	26%	335	265	26%
Other, net	43	34	26%	81	82	(1%)
Earnings before income taxes	1,146	987	16%	2,277	1,985	15%
Federal and foreign income tax expense	206	175	18%	393	331	19%
Effective income tax rate	18.0%	17.7%	30 bps	17.3%	16.7%	60 bps
Net earnings	$940	$812	16%	$1,884	$1,654	14%
Diluted earnings per share	6.36	5.34	19%	12.69	10.83	17%
Weighted-average diluted shares outstanding, in millions	147.7	152.2	(3%)	148.5	152.7	(3%)
Net cash provided by operating activities	$1,425	$919	55%	$719	$217	231%
Capital expenditures	(320)	(304)	5%	(590)	(613)	(4%)
Free cash flow[1]	$1,105	$615	80%	$129	$(396)	133%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	3

Sales
Second quarter 2024 sales increased $642 million, or 7 percent, due to higher sales at all four sectors, including 14 percent growth at Aeronautics Systems. Second quarter 2024 sales reflect continued strong demand for our products and services.
Operating Income and Margin Rate
Second quarter 2024 operating income increased $123 million, or 13 percent, primarily due to $49 million of higher segment operating income and $47 million of lower unallocated corporate expense. Operating margin rate increased to 10.7 percent from 10.1 percent primarily due to lower unallocated corporate expense and a benefit associated with the FAS/CAS operating adjustment.
Segment Operating Income and Margin Rate
Second quarter 2024 segment operating income increased $49 million, or 5 percent, primarily due to higher sales. Segment operating margin rate decreased to 10.8 percent and reflects lower operating margin rates at Mission Systems and Aeronautics Systems, partially offset by higher operating margin rates at Space Systems and Defense Systems.
Federal and Foreign Income Taxes
The company’s second quarter 2024 effective tax rate (ETR) increased to 18.0 percent from 17.7 percent in the prior year period principally due to higher interest expense on unrecognized tax benefits.
Net Earnings and Diluted EPS
Second quarter 2024 net earnings increased $128 million, or 16 percent, primarily due to $123 million of higher operating income and a $34 million increase in the non-operating FAS pension benefit, partially offset by a higher ETR. Second quarter 2024 diluted earnings per share increased 19 percent, reflecting a 16 percent increase in net earnings and a 3 percent reduction in weighted-average diluted shares outstanding.
Cash Flows
Second quarter 2024 cash provided by operating activities increased $506 million primarily due to improved trade working capital, largely driven by lower net federal tax payments, partially offset by lower advance payments. Second quarter 2024 free cash flow1 increased $490 million, or 80 percent, principally due to higher net cash provided by operating activities.
Awards and Backlog
Second quarter 2024 net awards totaled $15.1 billion and backlog totaled $83.1 billion. During the second quarter of 2024, the company reduced unfunded backlog by $0.7 billion related to a termination for convenience on the Next Generation Interceptor (NGI) program at Space Systems.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	4

Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. The realignment is not reflected in the financial information contained in this release (except as it pertains to the company’s updated 2024 guidance). The realignment will be reflected in the company’s operating results beginning in the third quarter of 2024. Recast financial information for current and certain prior periods is presented in Schedule 6 of this release.

AERONAUTICS SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,963	$2,595	14%	$5,932	$5,110	16%
Operating income	295	278	6%	592	515	15%
Operating margin rate	10.0%	10.7%		10.0%	10.1%
Sales
Second quarter 2024 sales increased $368 million, or 14 percent. This increase was primarily due to higher restricted sales, a $128 million increase on F-35 sustainment and production work largely driven by the timing of materials, and higher volume on the Triton program.
Operating Income
Second quarter 2024 operating income increased $17 million, or 6 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 10.0 percent from 10.7 percent principally due to sales growth on a low margin restricted program and lower net EAC adjustments. The second quarter 2023 operating margin rate reflected particularly strong performance due, in part, to restricted work.

DEFENSE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$1,513	$1,420	7%	$2,925	$2,796	5%
Operating income	204	166	23%	381	326	17%
Operating margin rate	13.5%	11.7%		13.0%	11.7%
Sales
Second quarter 2024 sales increased $93 million, or 7 percent, primarily due to ramp-up on certain military ammunition programs, higher volume from the timing of materials and increased order quantities on the Guided Multiple Launch Rocket System (GMLRS), ramp-up on the Stand-in Attack Weapon (SiAW) program and higher volume on the Integrated Battle Command System (IBCS) program. These increases were partially offset by lower volume due to the completion of an international training program.
Operating Income
Second quarter 2024 operating income increased $38 million, or 23 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 13.5 percent from 11.7 percent principally due to higher net EAC adjustments driven by cost efficiencies and improved performance, as well as changes in contract mix.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	5

MISSION SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,773	$2,641	5%	$5,432	$5,204	4%
Operating income	361	401	(10)%	739	761	(3)%
Operating margin rate	13.0%	15.2%		13.6%	14.6%
Sales
Second quarter 2024 sales increased $132 million, or 5 percent, primarily due to higher volume on restricted advanced microelectronics programs, the timing of materials on marine systems programs, higher volume on the Surface Electronic Warfare Improvement Program (SEWIP) and ramp-up on full-rate production (FRP) awards on the Ground/Air Task Oriented Radar (G/ATOR) program. These increases were partially offset by lower sales on the F-35 program largely due to timing.
Operating Income
Second quarter 2024 operating income decreased $40 million, or 10 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 13.0 percent primarily due to lower net EAC adjustments on certain airborne radar programs due, in part, to production inefficiencies that have driven higher labor costs, as well as changes in contract mix toward more cost-type content.

SPACE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$3,573	$3,488	2%	$7,228	$6,838	6%
Operating income	324	283	14%	656	596	10%
Operating margin rate	9.1%	8.1%		9.1%	8.7%
Sales
Second quarter 2024 sales increased $85 million, or 2 percent, primarily due to a $117 million increase on the Space Development Agency (SDA) Tranche 2 Transport Layer (T2TL) programs as they ramp, increased sales on the HALO program and higher materials volume on the GEM 63 program in support of Amazon’s Project Kuiper. These increases were partially offset by lower restricted sales due to a termination for convenience in our restricted space business during the first quarter of 2024.
Operating Income
Second quarter 2024 operating income increased $41 million, or 14 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 9.1 percent from 8.1 percent principally due to changes in contract mix and an improvement in net EAC adjustments. The prior year period included a $15 million write-down of commercial inventory.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2024 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2024 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2024 and beyond do not reflect impacts on the company from, any potential continuing resolution, government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	7

2024 Guidance
($ in millions, except per share amounts)	As of 4/25/2024	As of 7/25/2024
Sales	$40,800 — $41,200	$41,000 — $41,400

Segment operating income[1]	$4,475 — $4,550	$4,500 — $4,575
Total net FAS/CAS pension adjustment[2]	~$700	~$700
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~$100	~$100
Other items	~$190	~$150
Operating income	$4,215 — $4,290	$4,280 — $4,355
Interest expense	~$660	~$650
Effective tax rate %	~17%	Mid 17%
Weighted average diluted shares outstanding	Mid 148	Mid 147

MTM-adjusted EPS[1]	$24.45 — $24.85	$24.90 — $25.30
Capital expenditures	~$1,800	~$1,800
Free cash flow[1]	$2,250 — $2,650	$2,250 — $2,650

2024 Segment Guidance[3]
As of 7/25/2024
	Sales ($B)	OM Rate %
Aeronautics Systems	High $11	Mid to High 9%
Defense Systems	~$9	~10%
Mission Systems	Mid $11	Low to Mid 14%
Space Systems	Mid to High $11	Low 10%
Eliminations	~($2.7)	Low 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
Total Net FAS/CAS pension adjustment is presented as a single amount and includes $270 million of expected CAS pension expense and $240 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $670 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $700 million.

3
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. The realignment will be reflected in the company’s operating results beginning in the third quarter of 2024. As such, the company’s 2024 segment guidance as of 7/25/2024 has been updated to reflect the realigned segment composition.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on July 25, 2024. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2023, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	9

•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including climate change, unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•impacts related to health epidemics and pandemics and similar outbreaks
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	10

•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2024	2023	2024	2023
Sales
Product	$8,076	$7,441	$16,178	$14,712
Service	2,142	2,135	4,173	4,165
Total sales	10,218	9,576	20,351	18,877
Operating costs and expenses
Product	6,388	5,876	12,799	11,603
Service	1,639	1,660	3,228	3,249
General and administrative expenses	1,101	1,073	2,163	2,111
Total operating costs and expenses	9,128	8,609	18,190	16,963
Operating income	1,090	967	2,161	1,914
Other (expense) income
Interest expense	(154)	(147)	(300)	(276)
Non-operating FAS pension benefit	167	133	335	265
Other, net	43	34	81	82
Earnings before income taxes	1,146	987	2,277	1,985
Federal and foreign income tax expense	206	175	393	331
Net earnings	$940	$812	$1,884	$1,654

Basic earnings per share	$6.37	$5.35	$12.72	$10.87
Weighted-average common shares outstanding, in millions	147.5	151.7	148.1	152.1
Diluted earnings per share	$6.36	$5.34	$12.69	$10.83
Weighted-average diluted shares outstanding, in millions	147.7	152.2	148.5	152.7

Net earnings (from above)	$940	$812	$1,884	$1,654
Other comprehensive (loss) income, net of tax
Change in cumulative translation adjustment	(1)	3	—	5
Change in other, net	(2)	(2)	(18)	(2)
Other comprehensive (loss) income, net of tax	(3)	1	(18)	3
Comprehensive income	$937	$813	$1,866	$1,657

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$3,272	$3,109
Accounts receivable, net	1,694	1,454
Unbilled receivables, net	6,434	5,693
Inventoried costs, net	1,504	1,109
Prepaid expenses and other current assets	1,363	2,341
Total current assets	14,267	13,706
Property, plant and equipment, net of accumulated depreciation of $8,328 for 2024 and $7,964 for 2023	9,771	9,653
Operating lease right-of-use assets	1,823	1,818
Goodwill	17,516	17,517
Intangible assets, net	282	305
Deferred tax assets	1,250	1,020
Other non-current assets	2,761	2,525
Total assets	$47,670	$46,544

Liabilities
Trade accounts payable	$2,352	$2,110
Accrued employee compensation	1,903	2,251
Advance payments and billings in excess of costs incurred	3,292	4,193
Other current liabilities	5,361	3,388
Total current liabilities	12,908	11,942
Long-term debt, net of current portion of $1,590 for 2024 and $70 for 2023	14,706	13,786
Pension and other postretirement benefit plan liabilities	1,211	1,290
Operating lease liabilities	1,870	1,892
Other non-current liabilities	2,674	2,839
Total liabilities	33,369	31,749

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2024—146,463,372 and 2023—150,109,271	146	150
Paid-in capital	—	—
Retained earnings	14,301	14,773
Accumulated other comprehensive loss	(146)	(128)
Total shareholders’ equity	14,301	14,795
Total liabilities and shareholders’ equity	$47,670	$46,544

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2024	2023
Operating activities
Net earnings	$1,884	$1,654
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	625	621
Stock-based compensation	46	47
Deferred income taxes	(230)	(423)
Net periodic pension and OPB income	(226)	(154)
Pension and OPB contributions	(69)	(75)
Changes in assets and liabilities:
Accounts receivable, net	(240)	(591)
Unbilled receivables, net	(741)	110
Inventoried costs, net	(398)	(331)
Prepaid expenses and other assets	45	66
Accounts payable and other liabilities	(918)	(1,043)
Income taxes payable, net	925	285
Other, net	16	51
Net cash provided by operating activities	719	217

Investing activities
Capital expenditures	(590)	(613)
Other, net	—	1
Net cash used in investing activities	(590)	(612)

Financing activities
Net proceeds from issuance of long-term debt	2,495	1,995
Net borrowings on commercial paper	—	768
Common stock repurchases	(1,752)	(931)
Cash dividends paid	(586)	(554)
Payments of employee taxes withheld from share-based awards	(57)	(50)
Other, net	(66)	(26)
Net cash provided by financing activities	34	1,202
Increase in cash and cash equivalents	163	807
Cash and cash equivalents, beginning of year	3,109	2,577
Cash and cash equivalents, end of period	$3,272	$3,384

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	June 30, 2024			December 31, 2023	% Change in 2024
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$9,757	$8,698	$18,455	$19,583	(6)%
Defense Systems	6,599	1,388	7,987	8,064	(1)%
Mission Systems	11,048	4,217	15,265	16,108	(5)%
Space Systems[3]	11,035	30,376	41,411	40,475	2%
Total backlog	$38,439	$44,679	$83,118	$84,230	(1)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3
During the first quarter of 2024, the company reduced unfunded backlog by $1.6 billion related to a termination for convenience in our restricted space business. During the second quarter of 2024, the company reduced unfunded backlog by $0.7 billion related to a termination for convenience on the Next Generation Interceptor (NGI) program at Space Systems.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2024	2023	2024	2023
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$6	$(21)	$12	$(42)
Non-operating FAS pension benefit	167	133	335	265
Total net FAS/CAS pension adjustment	173	112	347	223
Tax effect[1]	(44)	(28)	(87)	(56)
After-tax impact	$129	$84	$260	$167
Weighted-average diluted shares outstanding, in millions	147.7	152.2	148.5	152.7
Per share impact	$0.87	$0.55	$1.75	$1.09

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(24)	$(31)	$(49)	$(61)
Tax effect[1]	6	8	12	15
After-tax impact	$(18)	$(23)	$(37)	$(46)
Weighted-average diluted shares outstanding, in millions	147.7	152.2	148.5	152.7
Per share impact	$(0.12)	$(0.15)	$(0.25)	$(0.30)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	16

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES
	2022	2023					2024
	Total	Three Months Ended				Total	Three Months Ended
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Mar 31	Jun 30
AS REPORTED[2]
Aeronautics Systems	$10,531	$2,515	$2,595	$2,766	$2,910	$10,786	$2,969	$2,963
Defense Systems	5,579	1,376	1,420	1,421	1,645	5,862	1,412	1,513
Mission Systems	10,396	2,563	2,641	2,628	3,063	10,895	2,659	2,773
Space Systems	12,275	3,350	3,488	3,506	3,602	13,946	3,655	3,573
Intersegment eliminations	(2,179)	(503)	(568)	(546)	(582)	(2,199)	(562)	(604)
Total	$36,602	$9,301	$9,576	$9,775	$10,638	$39,290	$10,133	$10,218

REALIGNED[3]
Aeronautics Systems	$10,531	$2,515	$2,595	$2,766	$2,910	$10,786	$2,969	$2,963
Defense Systems	7,629	1,967	2,041	2,050	2,231	8,289	1,990	2,153
Mission Systems	10,396	2,563	2,641	2,628	3,063	10,895	2,659	2,773
Space Systems	10,570	2,851	2,971	2,953	3,098	11,873	3,149	3,002
Intersegment eliminations	(2,524)	(595)	(672)	(622)	(664)	(2,553)	(634)	(673)
Total	$36,602	$9,301	$9,576	$9,775	$10,638	$39,290	$10,133	$10,218

	SEGMENT OPERATING INCOME[1]
	2022	2023					2024
	Total	Three Months Ended				Total	Three Months Ended
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Mar 31	Jun 30
AS REPORTED[2]
Aeronautics Systems	$1,116	$237	$278	$283	$(1,271)	$(473)	$297	$295
Defense Systems	664	160	166	182	202	710	177	204
Mission Systems	1,618	360	401	386	462	1,609	378	361
Space Systems	1,158	313	283	312	304	1,212	332	324
Intersegment eliminations	(303)	(68)	(76)	(74)	(80)	(298)	(80)	(83)
Total	$4,253	$1,002	$1,052	$1,089	$(383)	$2,760	$1,104	$1,101

REALIGNED[3]
Aeronautics Systems	$1,116	$237	$278	$283	$(1,271)	$(473)	$297	$295
Defense Systems	781	197	207	201	224	829	187	231
Mission Systems	1,618	360	401	386	462	1,609	378	361
Space Systems	1,078	286	252	302	290	1,130	330	304
Intersegment eliminations	(340)	(78)	(86)	(83)	(88)	(335)	(88)	(90)
Total	$4,253	$1,002	$1,052	$1,089	$(383)	$2,760	$1,104	$1,101

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned” summary operating results for the periods presented were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2024 Financial Results	17

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com